SUB-ITEM 77Q3

AIM Dynamics Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 1/31/2009
File number: 811-05686
Series No.:  13


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                               8,198
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                               1,483
        Class C                               1,289
        Class R                                 207
        Class Y                                 519
        Investor Class                       49,753
        Institutional Class                   5,998


74V.  1 Net asset value per share (to nearest cent)
        Class A                              $12.27
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                              $11.66
        Class C                              $11.43
        Class R                              $12.17
        Class Y                              $12.28
        Investor Class                       $12.27
        Institutional Class                  $12.72